Company Contact:	Investor Relations Contact:
Mr. Jing Xie	Mr. Crocker Coulson
Secretary of the Board & Vice President	President
Universal Travel Group Inc.	CCG Investor Relations
Phone: +86-755-8366-8489	Phone: +1-646-213-1925 (NY office)
Email: 06@cnutg.cn	E-mail: crocker.coulson@ccgir.com
us.cnutg.com	www.ccgir.com

FOR IMMEDIATE RELEASE

Universal Travel Group to Showcase TRIPEASY Kiosks at

Tenth China Hi-Tech Fair in Shenzhen

SHENZHEN, China, October 9, 2008 - Universal Travel Group Inc. (OTC BB: UTVG.OB) (“Universal Travel Group” or the “Company”), a growing travel services provider in the People’s Republic of China (“PRC”) specializing in online and customer representative services to the travel service industry offering packaged tours, air ticketing, hotel reservation and air cargo agency services, today announced that it will participate in the Tenth China Hi-Tech Fair held by the China Hi-Tech Transfer Center.

The Company will exhibit its new TRIPEASY Travel Service Kiosk (the “TRIPEASY Kiosk”) at the fair from October 12-17, 2008. The Company plans to introduce the TRIPEASY Kiosk as a new travel solution to the Chinese travel market. The purpose of the Kiosks is to provide easier access to the Company's high quality travel-related services. The Kiosks are interactive terminals that provide convenient, fast and easy-to-use, real-time air ticketing inquiries, reservations and purchases, hotel and packaged tour inquiries, 360 degree virtual video touring and reservations of hotels and detailed destination map information. The Company plans to strategically locate these TRIPEASY Kiosks at high-traffic public areas.

The details of the times and location of the Company’s booth display at the fair are as follows:

Date: Sunday, October 12, through Friday, October 17, 2008

Booth:  Booth No. 1-2429A Hall No.1

Venue: Shenzhen Convention and Exhibition Center,

Fuhua Third Road, Futian District, Shenzhen

“We are pleased to showcase the new TRIPEASY Kiosks at the China Hi-Tech Fair and participate alongside a distinguished league of high-technology companies,” said Ms. Jiangping Jiang, CEO of Universal Travel Group. “We will have the opportunity to communicate and exchange ideas with potential users, interested business partners and affiliates to explore new business opportunities together.”

About the China Hi-Tech Fair

The China Hi-Tech Fair (CHTF) has become the largest and most influential exhibition of science and technology in China since its debut in 1999.

The CHTF presents six sections, namely Commercialization of Technological Innovation, Specialized Shows, Forums, super-SUPER Special Events, Hi-Tech Human and Intellectual Resource Exchange, and the Year-Round Fair. It covers transactions, product shows, forums, business investment, and cooperation, drawing together resources from governments, industries, colleges, capital and intermediates to facilitate domestic and foreign exhibitors and visitors to find projects, technologies, products, markets, capital and human resources. For more information about the fair, please visit its website at www.chtf.com, or call +86-755-82848900.

About Universal Travel Group Inc.

Universal Travel Group, a growing travel services provider in the People’s Republic of China, is engaged in providing reservation, booking, and domestic and international travel and tourism services throughout the PRC via the internet and through customer representatives. Under the theme “Wings towards a more colorful life” the company's core services include tour packaging for customers, booking services for air tickets and hotels as well as air cargo transportation. In 2007, Universal Travel Group completed the acquisitions of Speedy Dragon, specializing in air cargo transportation; Xi’an Golden Net, specializing in travel packaged tours; Shanghai LanBao, specializing in hotel reservation and Foshan Overseas International, a PRC-based company that handles domestic and international travel inquiries. Universal Travel's goal is to become the PRC’s leading travel services provider in all fields of the tourism industry including the aviation, cargo, hotel booking and tour packaging segments. For more information about the company, please visit http://us.cnutg.com, and www.cnutg.com.cn for service website.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains certain statements that may include “forward-looking statements” within the meaning of federal securities laws. All statements, other than statements of historical facts, included herein are “forward-looking statements”. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the Company’s ability to successfully expand its market presence and those discussed in the Company's periodic reports that are filed with and available from the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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